UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2009

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3200 Southwest Freeway, Ste 3300
Houston, Texas 77027
Phone: (888) 895-3594
Fax: (888) 800-5918

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

201 St Charles Avenue, Ste 2500
New Orleans, LA 70170
Phone: (504) 599-5929
Fax: (504) 524-7979

 (Former name, former address and former fiscal year, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 8, 2009, Scott Allen resigned as Chief Executive Officer, President and Director of Signature Exploration and Production Corp. (the “Company”). Mr. Allen has resigned as Chief Executive Officer, President and Director of the Company to pursue other personal interests.

Also on the same date, the Board of Directors appointed Jordan Estra as the Chief Executive Officer of the Company. Since April 2009, Mr. Estra has been the Managing Director of Private Equity at Sutter Securities Incorporated. From August 2007 to May 2009, Mr. Estra was an analyst with Jesup and Lamont Securities Corp. Mr. Estra was an analyst with Dawson James Securities from September 2006 to August 2007 and with Stanford Financial Group from March 2003 to August 2006. Mr. Estra graduated with High Distinction from Babson College with a degree in International Economics and with Honors from the Columbia University Graduate School of Business with a degree in Finance.  He holds Series 6, 7, 24 57 and 58 securities licenses.

Mr. Estra has entered into an Employment Agreement with the Company for a three year term beginning October 8, 2009.  Mr. Estra will be compensated with 3,600,000 shares of restricted common stock, payable over the term of the contract. The Employment Agreement is attached as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 5.02 of this Current Report regarding the issuance of convertible promissory notes is incorporated by this reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this current report.

Exhibit 10.1      Employment Agreement

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: October 14, 2009	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer and Director